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                                                                     EXHIBIT 4.7

                          REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (this "Agreement") is made and entered into as of November 27, 1995 by and among AMRESCO, INC., a Delaware corporation (the "Company"), and The Robinson-Humphrey Company, Inc. ("R-H") and Piper Jaffray Inc. ("Piper") (R-H and Piper are sometimes collectively referred to herein as the "Agents") on behalf of the Persons (individually a "Purchaser" and collectively the "Purchasers") who purchase the Company's 8% Convertible Subordinated Debentures due 2005 (the "Debentures") pursuant to Purchase Agreements (as defined below).

     This Agreement is made pursuant to the various Purchase Agreements, executed from time-to-time (the "Purchase Agreement"), by and between the Company and the Purchasers. In order to induce the Purchasers to purchase the Debentures, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Purchasers set forth in Section 2 of the Purchase Agreement.

     In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by all parties hereto, the parties, intending to be legally obligated, hereby agree as follows:

SECTION 1.     DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     "ACT":  The Securities Act of 1933, as amended.

     "ADVICE":  As defined in Section 5(b) hereof.

     "AGENTS":  The Robinson-Humphrey Company, Inc. and Piper Jaffray Inc.

     "AMENDMENT NOTICE":  As defined in Section 5(b) hereof.

     "BLOCKING NOTICE":   As defined in Section 5(b) hereof.

     "BROKER-DEALER": Any broker or dealer registered as such under the Exchange Act.

     "CLOSING DATE":  The date of this Agreement.

     "COMMISSION" or "SEC":  The United States Securities and Exchange
Commission.

     "DAMAGES PAYMENT DATE": With respect to the Debentures, each Interest Payment Date.

     "DTC":  The Depository Trust Company.



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     "EXCHANGE ACT":  The Securities Exchange Act of 1934, as amended.

     "HOLDER":  As defined in Section 2(b) hereof.

     "INDEMNIFIED HOLDER":  As defined in Section 7(a) hereof.

     "INDENTURE": The Indenture, dated as of November 27, 1995, among the Company and First Interstate Bank of Texas, National Association as trustee (the "Trustee") pursuant to which the Debentures are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

     "INTEREST PAYMENT DATE":  As defined in the Indenture and the Debentures.

     "NASD":  National Association of Securities Dealers, Inc.

     "PERSON": An individual, partnership, corporation, trust or unincorporated organization, or a government or an agency, authority or political subdivision thereof.

     "PROSPECTUS": The prospectus (including without limitation preliminary and final prospectuses) included in a Resale Registration Statement, as amended or supplemented, including post-effective amendments therein.

     "PURCHASER":  As defined in the preamble hereto.

     "RECORD HOLDER": With respect to any Damages Payment Date relating to Debentures, each Person who is a Holder of Debentures on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

     "REGISTRATION DEFAULT":  As defined in Section 4 hereof.

     "RESALE FILING DEADLINE":  As defined in Section 3(a) hereof.

     "RESALE REGISTRATION STATEMENT": Any registration statement of the Company filed with the SEC relating to the registration for resale of Transfer Restricted Securities pursuant to a registration statement which is filed pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     "TERMINATION DATE":  As defined in Section 3(a) hereof.

     "TRANSFER RESTRICTED SECURITIES": Each share of Underlying Common Stock, until the earliest to occur of (a) the date on which such Underlying Common Stock has been effectively registered under the Act and disposed of in accordance with a Resale Registration Statement or other applicable registration statement, (b) the date on which such Underlying Common Stock is eligible

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to be sold to the public pursuant to Rule 144 under the Act, or (c) the date on which such Debenture has been redeemed or repurchased by the Company as provided in the Indenture.

     "UNDERLYING COMMON STOCK": The shares of common stock, par value $0.05 per share, of the Company into which any Debenture may be converted.

     "UNDERWRITTEN REGISTRATION" or "UNDERWRITTEN OFFERING": An offering in which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective registration statement filed with the Commission.

SECTION 2.     SECURITIES SUBJECT TO THIS AGREEMENT

     (a) TRANSFER RESTRICTED SECURITIES. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

     (b) HOLDERS. A Person is deemed to be a holder (a "Holder") of Transfer Restricted Securities or Debentures whenever such Person owns Transfer Restricted Securities or Debentures, whether directly or through the DTC book-entry system.

SECTION 3.     RESALE REGISTRATION STATEMENT

     (a) REGISTRATION. The Company shall, subject to compliance with Regulation S promulgated under the Act, as amended from time to time:

          (i) cause to be filed one Resale Registration Statement on S-3 pursuant to Rule 415 under the Act, on or prior to the 45th day after the Closing Date (the "Resale Filing Deadline"), and, if necessary and to the extent required by this Agreement, additional Resale Registration Statements from time-to-time after the Resale Filing Deadline, all of which shall provide for sales of Transfer Restricted Securities, provided that the Holders thereof shall have timely provided the information required pursuant to Section 3(b) hereof; and

          (ii) use all reasonable efforts to cause the initial Resale Registration Statement to be declared effective by the Commission on or before the 180th day after the Closing Date.

The Company shall use all reasonable efforts to keep such Resale Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by Holders of Transfer Restricted Securities who have complied with
Section 3(b), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, until the earlier of (A) the third anniversary of the Closing Date or (B) the date on which (i) all Transfer Restricted Securities have ceased to be Transfer Restricted Securities and (ii) there remains outstanding less than $1,000,000 principal amount of Debentures. The earlier of the dates specified in clauses (A) and (B) in the immediately-preceding sentence is referred to herein as the "Termination Date."

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     (b)  PROVISION BY HOLDERS OF CERTAIN INFORMATION.  No Holder of Transfer
Restricted Securities may include any of its Transfer Restricted Securities in any Resale Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 business days after receipt of a request therefor, such information, affidavits or other instruments as the Company may reasonably request for use in connection with any Resale Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 4 hereof unless such Holder shall have timely provided all such reasonably requested information. All information provided to the Company by any Holder shall be accurate and complete in all material respects and each Holder shall promptly notify the Company if any such information becomes incorrect or incomplete.

SECTION 4.     LIQUIDATED DAMAGES

     Subject to Section 5(a)(iv) and to Section 5(b) of this Agreement, if (i) the initial Resale Registration Statement required by this Agreement is not filed with the Commission on or prior to the Resale Filing Deadline or (ii) any Resale Registration Statement required by this Agreement is filed and declared effective but thereafter, solely through the fault of the Company, ceases to be effective or usable for its intended purpose without being restored to effectiveness by amendment or otherwise within thirty (30) business days or succeeded immediately by an additional Resale Registration Statement that cures such failure and that is itself declared effective within thirty (30) business days (each such event referred to in clauses (i) and (ii), a "Registration Default"), the Company shall pay liquidated damages to each Holder of Transfer Restricted Securities and to each Holder of Debentures with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of Debentures outstanding or of the principal amount of the Debentures that previously were converted into such Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Debentures outstanding or of the principal amount of the Debentures that previously were converted into such Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.50 per week per $1,000 principal amount of Debentures outstanding or of the principal amount of the Debentures that previously were converted into such Transfer Restricted Securities. All accrued liquidated damages shall be paid to Record Holders by the Company by Company check on each Damages Payment Date. Following the cure of all Registration Defaults relating to any particular Debentures or Transfer Restricted Securities, the accrual of liquidated damages with respect to such Debentures or Transfer Restricted Securities will cease.

     All payment obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

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SECTION 5.    REGISTRATION PROCEDURES

     (a) GENERAL PROVISIONS. In connection with any Resale Registration Statement and any Prospectus required by this Agreement to permit the resale of Transfer Restricted Securities, the Company shall:

          (i) use all reasonable efforts to keep such Resale Registration Statement continuously effective through the Termination Date, and upon the occurrence of any event that would cause any such Registration Statement or Prospectus (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall, in the case of clause (A), file promptly and as appropriate an amendment or supplement to, or any filing incorporated by reference into, such Resale Registration Statement, correcting any such misstatement or omission, and shall in the case of either clause (A) or (B), use all reasonable efforts to cause any such amendment to be declared effective and such Resale Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter (subject to Section 5(a)(iv) and to Section 5(b) of this Agreement);

          (ii) prepare and file with the Commission such amendments and post-effective amendments to the Resale Registration Statement as may be necessary to keep the Resale Registration Statement effective through the Termination Date and cause the Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act in a timely manner;

          (iii) advise the underwriter(s), if any, and selling Holders of Transfer Restricted Securities promptly and, if requested by such Person in writing, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and with respect to any Resale Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Resale Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order or other order or action suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities or Blue Sky commission of the exemption, qualification or registration of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or (D) of the existence of any fact or the happening or any event that makes any statement of a material fact made in the Resale Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Resale Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order or other order or take other action suspending the effectiveness of the Resale Registration Statement, or any state securities commission or other regulatory authority shall

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     issue an order suspending the exemption, qualification or registration of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use all reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (iv) furnish to either (A) the underwriter(s) on any specific Resale Registration Statement or (B) the Agents if no other underwriter then is acting as such with respect to any specific Resale Registration Statement, before filing with the Commission, copies of any Resale Registration Statement or any Prospectus included therein or any amendments or supplements to any such Resale Registration Statement or Prospectus, which documents will be subject to the review of such Agents or underwriter(s), if any, for a period of at least five business days, and the Company will not file any such Resale Registration Statement or Prospectus or any amendment or supplement to any such Resale Registration Statement or Prospectus to which a selling Holder of Transfer Restricted Securities covered by such Resale Registration Statement or the underwriter(s), if any, shall reasonably object within five business days after the receipt thereof; PROVIDED, HOWEVER, that any delay in the effectiveness of a Resale Registration Statement caused by such Agents' or Underwriter(s)' objections shall not constitute a Registration Default hereunder. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Resale Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

          (v) make available at reasonable times and upon reasonable notice for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Resale Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), in each case subject to reasonable assurances of confidentiality, and cause the Company's officers, directors and employees to supply, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Resale Registration Statement subsequent to the filing thereof and prior to its effectiveness;

          (vi) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Resale Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information (PROVIDED such information shall be accurate and complete in all respects) as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, PROVIDED such information is usual and customary in such a document, including without limitation information relating to the "Plan of Offering" of the Transfer Restricted Securities, information with respect to the amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

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          (vii) furnish to each selling Holder and to either (A) the underwriter(s) on any specific Resale Registration Statement or (B) the Agents if no other underwriter then is acting as such with respect to any specific Resale Registration Statement, without charge, one copy of the Resale Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits;

          (viii) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; and the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto (other than in those states or jurisdictions in which the Company has not complied with or satisfied the requirements of the relevant "blue sky" securities laws) by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

          (ix) enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Resale Registration Statement contemplated by this Agreement, to the extent reasonable and customary in this type of offering and as may be reasonably requested by the selling Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Resale Registration Statement contemplated by this Agreement; and if the registration is an Underwritten Registration, the Company shall:

               (A) furnish to each selling Holder and each underwriter in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Resale Registration Statement:

                    (1) a certificate, dated the date of effectiveness of the Resale Registration Statement, as the case may be, signed by (i) the President or any Vice President and (ii) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in paragraph (d) of
               Section 5 of the Placement Agreement and such other matters as such parties may reasonably request;

                    (2) an opinion, dated the date of effectiveness of the Resale Registration Statement, as the case may be, of the General Counsel for the Company, covering the matters set forth in paragraph (a) of Section 5 of the Placement Agreement and such other matter as such parties may reasonably request, and in any event including a statement to the effect that such counsel

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               has participated in conferences with officers and other
               representatives of the Company, the Purchasers' representatives and the Purchaser's counsel in connection with the preparation of such Resale Registration Statement and the related Prospectus and has considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel's attention that caused such counsel to believe that the applicable Resale Registration Statement, at the time such Resale Registration Statement or any post-effective amendment thereto become effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Resale Registration Statement as of its date, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Resale Registration Statement contemplated by this Agreement or the related Prospectus; and

                    (3) a customary comfort letter, dated as of the date of effectiveness of the Resale Registration Statement, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 5(b) of the Placement Agreement, without exception;

               (B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 7 hereof with respect to all parties to be indemnified pursuant to said Section; and

               (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (ix), if any.

          (x) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may

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     reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Resale Registration Statement; PROVIDED, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Resale Registration Statement, in any jurisdiction where it is not now so subject;

          (xi) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may reasonably request at least two business days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

          (xii) use all reasonable efforts to cause the Transfer Restricted Securities covered by the Resale Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in paragraph (x) above;

          (xiii) if any fact or event contemplated by paragraph (b)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Resale Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the Purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (xiv) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its reasonable best efforts to cause such Resale Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

          (xv) otherwise comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with

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     the first month of the Company's first fiscal quarter commencing after the effective date of the Resale Registration Statement;

          (xvi) cause all shares of Underlying Common Stock which are Transfer Restricted Securities covered by the Resale Registration Statement to be listed on each securities exchange or market, if applicable, on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of the Debentures or the underwriter(s) (if any) on any specific Resale Registration Statement; and

          (xvii) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Sections 13, 14 and 15 of the Exchange Act for a period of three years from the Closing Date.

     (b) DISPOSITION NOTICE; BLOCKING NOTICE; AMENDMENT NOTICE. At least five (5) business days prior to any disposition of Transfer Restricted Securities, the Holder thereof shall advise the Company of the dates on which such disposition is expected to commence and terminate, the number of Transfer Restricted Securities expected to be sold, the method of disposition, and such other information as the Company may reasonably request in order to supplement the Prospectus in accordance with the rules and regulations of the Commission. The Company may suspend dispositions under the Resale Registration Statement and notify the Holders that they may not sell Transfer Restricted Securities pursuant to any Resale Registration Statement or Prospectus (a "Blocking Notice") if the Company's management determines in its reasonable good faith judgment that the Company's obligation to ensure that such Resale Registration Statement and Prospectus are current and complete would require the Company to take actions that might reasonably be expected to have a detrimental effect on any proposal, negotiations or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; PROVIDED that such suspension may not exceed 60 days. Each Holder of Transfer Restricted Securities agrees by acquisition of a Transfer Restricted Security that, upon receipt of a Blocking Notice or Notice from the Company of the existence of any fact of the kind described in Section 5(a)(iii)(D) hereof (an "Amendment Notice"), such Holder shall not dispose of, sell or offer for sale Transfer Restricted Securities under any Resale Registration Statement until such Holder receives (i) copies of the supplemented or amended Prospectus or until counsel for the Company shall have determined that such disclosure is not required due to subsequent events; (ii) notice in writing (the "Advice") from the Company that the use of the Prospectus may be resumed, and (iii) copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company in connection with a Blocking Notice or an Amendment Notice, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current immediately prior to the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Resale Registration Statement set forth in Section 3, shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each selling Holder covered by such Resale Registration Statement shall have received the copies of the supplemented or amended

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Prospectus, the Advice and any additional or supplemental filings that are incorporated by reference in the Prospectus. Delivery of a Blocking Notice or an Amendment Notice and the related suspension of any Resale Registration Statement shall not constitute a Registration Default and shall not create any obligation to pay liquidated damages under Section 4 hereof.

SECTION 6.     REGISTRATION EXPENSES

     (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company regardless of whether a Resale Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the NASD));
(ii) all fees and expenses of compliance with federal securities, foreign securities and state Blue Sky or securities laws; (iii) all expenses of printing (including the printing of Prospectuses), messenger and delivery services and telephone incurred by the Company; (iv) all fees and disbursements of counsel for the Company and, subject to Section 6(b) below, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the shares of Underlying Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance); and (vii) all fees and expenses of the Trustee under the Indenture; PROVIDED, that the Company will not bear certain personal expenses of a Holder who sells Transfer Restricted Securities, including underwriting discounts, commissions, and messenger and delivery services and telephone expenses incurred by such selling Holders.

     The Company will, in any event, bear its internal expense (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit, all Trustee fees and charges and the fees and expenses of any Person, including special experts, retained by the Company.

     (b) In connection with any Resale Registration Statement required by this Agreement, the Company will reimburse the Holders of Transfer Restricted Securities being resold for the reasonable fees and disbursements of not more than one counsel (which fees and disbursements shall not exceed $5,000 in the aggregate), which shall be such counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Resale Registration Statement is being prepared.

SECTION 7.     INDEMNIFICATION

     (a) The Company shall indemnify and hold harmless (i) each Holder and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "Controlling Person") and
(iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any Controlling Person (any person referred to in clause (i), (ii) or (iii)

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

may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and reasonable expenses (including without limitation, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and charges of one counsel to all Indemnified Holders as a group) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Resale Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein. In addition to any other information furnished in writing to the Company by any of the Holders, the information in the Resale Registration Statement under the captions "Selling Stockholders" (or any similarly captioned section containing the information required pursuant to
Item 507 of Regulation S-K promulgated pursuant to the Act) and "Plan of Distribution" (or any similarly captioned section containing information required pursuant to Item 508 of Regulation S-K) shall be deemed information furnished in writing to the Company by the Holders.

     In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company, such Indemnified Holder (or the Indemnified Holder controlled by such Controlling Person) shall promptly notify the Company in writing (provided, that the failure to give such notice shall not relieve the Company of its obligations pursuant to this Agreement unless and to the extent materially and adversely affected). Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder); PROVIDED, that if the Indemnified Holder is not successful and it is determined that such Indemnified Holder is not entitled to indemnification hereunder, then such Indemnified Holder shall reimburse the Company for all monies advanced by the Company to which such Indemnified Holder was not entitled. The Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders of a majority of the securities that are subject to, or affected by, such action or proceeding. The Company shall not be liable for any settlement of any such action or proceeding effected with the Company's prior written consent, which consent shall not be withheld unreasonably, and the Company will indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or reasonable expense by reason of any settlement of any action effected with the prior written consent of the Company. The Company shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

     (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors, officers and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, and its officers, directors, partners, employees, representatives and agents, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Resale Registration Statement, including without limitation the information described in the last sentence of the first paragraph of Section 7(a). In case any action or proceeding shall be brought against the Company or its directors or officers or any such Controlling Person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the securities giving rise to such indemnification obligation.

     (c) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) or Section 7(b) hereof (other than by reason of the exceptions provided therein) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Holders on the other hand from their purchase of Transfer Restricted Securities or if such allocation is not permitted by applicable law, the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand, and of the Indemnified Holder on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 7(a), any legal or other fees, expenses or charges reasonably incurred by such party in connection with investigating or defending any action or claim.

     The Company and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 7(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 7(c) are several in proportion to the respective amounts of securities held by each of the Holders hereunder and are not joint.

SECTION 8.     RULE 144A

     The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder of Transfer Restricted Securities in connection with any sale thereof and any prospective purchase of such Transfer Restricted Securities from such Holder, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 9.     PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

     No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements provided by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting agreements.

SECTION 10.    SELECTION OF UNDERWRITERS

     The Holders of Transfer Restricted Securities covered by the Resale Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority of the Transfer Restricted Securities included in such offering; PROVIDED, that such investment bankers and managers must be reasonably satisfactory to the Company.

SECTION 11.    MISCELLANEOUS

     (a) REMEDIES. The Company agrees that monetary damages (including the liquidated damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person, except as specifically disclosed in the final Offering Memorandum. The rights granted to the Holders hereunder do not in any way breach or conflict with and are not inconsistent with the rights granted to the Holders of the Company's securities under any agreement in effect on the date hereof.

     (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being resold pursuant to the Resale Registration Statement and that does not affect directly or indirectly the rights of other Holders whose securities are not reselling pursuant to such Resale Registration Statement may be given by the Holders of a majority of the Transfer Restricted Securities being resold pursuant to such Resale Registration Statement.

     (d) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class or certified mail, telex, telecopier, or reliable overnight delivery service, and shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture:

          (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

          (ii) If to the Company:

                    AMRESCO, Inc.
                    1845 Woodall Rodgers Freeway
                    Dallas, Texas 75201

                    Telecopier No.: (214) 953-7824
                    Attention: General Counsel

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

     All such notices and communications shall be deemed to have been given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if sent via a reliable overnight delivery service.

     (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities.

     (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts by the parties hereto, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF.

     (i) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof, in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (j) ENTIRE AGREEMENT. This Agreement, together with the other agreements referred to in the respective Purchase Agreements, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                         AMRESCO, INC.


                         By:  /s/  ROBERT H. LUTZ, JR.
                            -----------------------------------
                            Name:  Robert H. Lutz, Jr.
                            Title: Chairman & CEO



                         THE ROBINSON-HUMPHREY COMPANY, INC.


                         By:   /s/  GERARD J. O'MEARA, JR.
                            -----------------------------------
                            Name:  Gerard J. O'Meara, Jr.
                            Title: Managing Director



                         PIPER JAFFRAY INC.


                         By:  /s/  JOYCE NELSON SCHUETTE
                            -----------------------------------
                            Name:  Joyce Nelson Schuette
                            Title: Managing Director



                                    17